UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 12, 2007

Date of Report (Date of earliest event reported)

IVI COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-32797 (Commission File Number)	33-0965560 (IRS Employer Identification Number)

555 H Street, Suite H, Eureka, CA 95501

 (Address of principal executive offices) (Zip Code)

(707) 444-6617

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03-AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 12, 2007, IVI Communications, Inc. (the "Company") filed a Certificate of Designation, Powers Preferences and Rights of Series B Preferred Stock with the state of Nevada. Of the Company's 5,000,000 shares of authorized preferred stock, the Certificate of Designation authorizes the Company to issue up to 1,000,000 shares of Series B Preferred Stock, par value $0.001 per share.

The Series B Preferred Stock has a Deemed Purchase Price of one cent ($0.01) per share and a liquidation preference over the Company's common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series B Preferred Stock should receive preferential payment.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of shares of Series B Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation or any certificate of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to $.10 per share. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series B Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series B Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series B Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Company's Certificate of Incorporation and any certificate(s) of designation relating thereto.

The Record Holders of the Series B Preferred Shares shall have the right to vote on any matter with holders of common stock voting together as one (1) class. The Record Holders of the 1,000,000 Series B Preferred Shares shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 51% of the vote required to approve any action, which Nevada law provides may or must be approved by vote or consent of the holder of common shares or the holders of other securities entitled to vote, if any.

ITEM 3.02-UNREGISTERED SALES OF EQUITY SECURITIES

On March 13, 2007, the Board of Directors of the Company approved the issuance of 1,000,000 shares Series B Preferred Stock to Charles Roodenburg at a deemed purchase price of $0.01, subject to the filing of the Certificate of Designation with the State of Nevada. These shares were issued pursuant to the exemption from registration provided by Section 4(2) under the Securities Act of 1933.

ITEM 9.01-FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

EXHIBIT	DESCRIPTION

3.4	Certificate of Designation, Powers, Preferences and Rights of Series B Preferred Stock, filed with the State of Nevada on March 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVI Communications, Inc.

Date: March 14, 2007	By:	/s/ Charles J. Roodenburg
Charles J. Roodenburg
CFO/DIRECTOR

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